Exhibit 77(c)

                Matters Submitted to a Vote of Security Holders

1. A special meeting of shareholders was held on December 18, 2003, to consider the approval of a new plan of distribution under the Investment Company Act of 1940 (the "Replacement Plan") for the Class A shares of the Portfolios.

                                                              Shares voted
                                                              against or                Total Shares
Portfolio                           Shares voted for          withheld                  voted
---------                           ----------------          --------                  -----


ING AIM Mid Cap Growth              145,018.658               2,570.854                 147,589.512
ING Alliance Mid Cap Growth         160,377.387               5,720.281                 169,671.421
ING Capital Guardian Large
  Cap Value                         367,076.413               6,259.681                 389,045.728
ING Capital Guardian Managed
  Global                             84,336.609               2,311.347                  87,022.034
ING Capital Guardian Small Cap      189,487.524               6,021.209                 195,976.824
ING Developing World                 82,797.399               5,716.081                  88,513.480
ING Eagle Asset Value Equity         72,155.960                    0.00                  72,155.960
ING FMR Diversified Mid Cap         225,201.061              14,361.754                 244,105.765
ING Goldman Sachs Internet
  Tollkeeper                        122,431.463              10,052.428                 132,483.891
ING Hard Assets                     130,684.809               2,919.225                 133,604.034
ING International                   268,573.757               1,577.460                 274,597.075


ING Janus Growth and Income         486,942.823              23,353.146                 517,157.271
ING Janus Special Equity             35,628.495                    0.00                  35,628.495
ING Jennison Equity Opportunities    96,815.473               2,726.548                  99,542.021
ING Julius Baer Foreign             118,776.512               8,008.778                 142,617.365
ING JPMorgan Small Cap Equity       572,286.615               9,406.539                 609,238.654
ING Liquid Assets                   837,963.133              35,631.155                 915,541.640
ING Marsico Growth                  452,251.978              20,738.830                 472,990.808
ING Mercury Focus Value              42,334.287               1,514.075                  43,848.362
ING Mercury Fundamental Growth       61,889.970               1,683.307                  63,573.277
ING MFS Mid Cap Growth              458,111.016               4,924.172                 489,665.752
ING MFS Research                    139,561.091                    0.00                 139,561.091
ING MFS Total Return              1,009,298.791               8,675.598               1,088,562.617
ING PIMCO Core Bond               1,124,971.933             104,770.449               1,275,532.768
ING Salomon Brothers All Cap        316,023.238               8,884.862                 328,851.823
ING Salomon Brothers Investors       57,678.012              12,686.565                  72,658.801
ING T. Rowe Price Capital
  Appreciation                    1,020,134.043              24,482.116               1,184,341.249
ING T. Rowe Price Equity Income     655,788.892               5,951.389                 678,772.999
ING UBS U.S. Balanced                30,537.763                    0.00                  30,537.763
ING Van Kampen Equity Growth        402,131.337               3,181.775                 407,797.380
ING Van Kampen Global Franchise     911,780.668              23,333.604                 957,502.472
ING Van Kampen Growth
  and Income                      1,366,124.639               7,520.476               1,446,863.051
ING Van Kampen Real Estate          346,954.363               6,270.559                 365,986.138

2. A special meeting of shareholders was held on December 18, 2003 to consider the approval of the payment of distribution-related expenses that would have been payable under the Trust's prior Distribution Plan to Directed Services, Inc., the Trust's investment adviser and distributor, for the period commencing March 1, 2003 through the effective date for the Replacement Plan.

                                                              Shares voted
                                                              against or                Total Shares
Portfolio                           Shares voted for          withheld                  voted
---------                           ----------------          --------                  -----


ING AIM Mid Cap Growth              145,018.658               2,570.854                 147,589.512
ING Alliance Mid Cap Growth         160,377.387               5,720.281                 169,671.421
ING Capital Guardian Large
  Cap Value                         367,076.413               6,259.681                 389,045.728
ING Capital Guardian Managed
  Global                             86,493.406                 154.550                  87,022.034


ING Capital Guardian Small Cap      194,011.985               1,964.839                 195,976.824
ING Developing World                 83,179.813               5,333.667                  88,513.480
ING Eagle Asset Value Equity         71,779.919                 376.041                  72,155.960
ING FMR Diversified Mid Cap         228,729.074              13,533.784                 244,105.765
ING Goldman Sachs Internet
  Tollkeeper                        122,431.463              10,052.428                 132,483.891
ING Hard Assets                     133,416.089                 187.945                 133,604.034
ING International                   268,573.757               1,577.460                 274,597.075
ING Janus Growth and Income         486,350.920              23,979.964                 517,157.271
ING Janus Special Equity             35,628.495                    0.00                  35,628.495
ING Jennison Equity Opportunities    96,815.473               2,726.548                  99,542.021
ING Julius Baer Foreign             116,826.304               9,958.986                 142,617.365
ING JPMorgan Small Cap Equity       572,286.615               9,406.539                 609,238.654
ING Liquid Assets                   873,584.288                    0.00                 915,541.640
ING Marsico Growth                  449,438.406              20,738.830                 472,990.808
ING Mercury Focus Value              42,334.287               1,514.075                  43,848.362
ING Mercury Fundamental Growth       63,573.277                    0.00                  63,573.277
ING MFS Mid Cap Growth              463,004.037                 546.370                 489,665.752
ING MFS Research                    137,088.196                    0.00                 139,561.091
ING MFS Total Return              1,009,298.791               8,675.598               1,088,562.617
ING PIMCO Core Bond               1,131,097.598             103,997.047               1,275,532.768
ING Salomon Brothers All Cap        317,307.659              11,372.085                 328,851.823
ING Salomon Brothers Investors       57,678.012              12,686.565                  72,658.801
ING T. Rowe Price Capital
  Appreciation                    1,028,674.918              17,580.131               1,184,341.249
ING T. Rowe Price Equity Income     658,948.704               5,951.389                 678,772.999
ING UBS U.S. Balanced                30,537.763                    0.00                  30,537.763
ING Van Kampen Equity Growth        404,615.605               3,181.775                 407,797.380
ING Van Kampen Global Franchise     915,451.150              20,458.445                 957,502.472
ING Van Kampen Growth
  and Income                      1,364,434.812               6,392.807               1,446,863.051
ING Van Kampen Real Estate          348,931.285               5,662.890                 365,986.138